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                                                               [LOGO OF MetLife]

Metropolitan Life Insurance Company
1095 Avenue of the Americas
19th Floor
New York, NY  10036
212 578-2211

NANCY H. BADEER
Assistant General Counsel
Law Department
Tel 212 578-6810    Fax 212 251-1566

October 16, 2014

Board of Directors
MetLife Investors USA Insurance Company
1209 Orange Street
Wilmington, DE 19801

Re: Opinion of Counsel - MetLife Investors USA Separate Account A Registration Statement for Pre-Effective Amendment No. 1 on Form N-4 under the Securities Act of 1933 and Amendment No. 521 under the Investment Company Act of 1940 (File Nos. 333-197993 and 811-03365) MetLife Investment Portfolio Architect/SM/ - Standard Version and MetLife Investment Portfolio Architect/SM/ - C Share Option

Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to MetLife Investors USA Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Amendment for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, MetLife Investors USA Separate Account A.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. MetLife Investors USA Separate Account A is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Delaware and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

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Board of Directors
MetLife Insurance Company USA                                             Page 2
October 16, 2014

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer
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Nancy H. Badeer
Assistant General Counsel